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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF DYNATECH CORPORATION

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
                                                           State or Other
     Name of Parent or Subsidiary Organization*             Jurisdiction
     ------------------------------------------       -------------------------
Dynatech Corporation (Parent)........................ Delaware
Dynatech LLC......................................... Delaware
Airshow, Incorporated................................ Delaware
DataViews Corporation................................ Massachusetts
daVinci Systems, Inc................................. Florida
ICS Advent........................................... California
Itronix Corporation.................................. Washington
Pacific Systems Corporation.......................... Washington
Parallax Graphics, Inc............................... Delaware
Synergistic Solutions, Inc........................... Georgia
Tele-Path Instruments, Inc........................... Delaware
TTC International Holdings, Inc...................... Delaware
Dynatech Export Incorporated......................... Barbados, West Indies
TTC Belgium B.V.B.A.................................. Belgium
TTC Canada Ltd....................................... Canada
Dynatech Corporation Ltd............................. England
ICS Advent Europe.................................... France
TTC Telecommunications France SARL................... France
Dynatech Gesellschaft Fur Datenveravbeitung, GmbH.... Germany
TTC Federal Systems, Inc............................. Delaware
Dynatech Holdings Ltd................................ Guernsey, Channel Islands
Dynatech Investments, Ltd............................ Guernsey, Channel Islands
TTC Asia Pacific Limited............................. Hong Kong
WWG LLC.............................................. Delaware
Dynatech World Holdings GmbH......................... Germany
Dynatech Subworld Holdings GmbH...................... Germany
WWG GmbH............................................. Germany
Wavetek GmbH......................................... Germany
Wavetek SA........................................... France
W+G ATE Systems, Inc. ............................... North Carolina
W+G Technologies, Inc................................ Delaware
Wavetek US........................................... Delaware
Applied Digital Access, Inc.......................... Delaware
Sierra Design Labs................................... Nevada
Airshow France SARL.................................. France
Itronix GmbH......................................... Germany
Itronix Limited...................................... UK
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*  Excludes nonmaterial subsidiaries.